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                                 EXHIBIT (2)(r)
                      CODE OF ETHICS OF CN LOAN FUND, INC.


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                              CN LOAN FUND, INC.

                                CODE OF ETHICS

A.  Legal Requirements.

                     Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or director (as well as other persons) of CN Loan Fund, Inc. (the "Fund"), in connection with the purchase or sale(1) by such person of a security "held or to be acquired" by the Fund:

                     (1) To employ any device, scheme or artifice to defraud the Fund;

                     (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

                     (4) To engage in any manipulative practice with respect to the Fund.

                     A security is "held or to be acquired" if it is a covered security(2) (or an option for or exchangeable for a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Fund, or (ii) the covered security is being or has been considered by the Fund or the investment adviser for the Fund for purchase by the Fund.

B.  Fund Policies.

           1. It is the policy of the Fund that no "access person"(3) of the Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

           2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Fund:

                 (a) It is the duty of all access persons of the Fund to place the interest of Fund shareholders first;

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          (1) A purchase or sale includes the writing of an option to purchase or sell.

          (2) A "covered security" is any security under the broad definition of Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and
     (iii) shares of open-end investment companies.

          (3) An "access person" is (i) each director or officer of the Fund,
     (ii) each employee (if any) of the Fund who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities.








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                 (b)       All access persons of the Fund shall conduct
personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

                 (c) No access person of the Fund shall take inappropriate advantage of his or her position with the Fund.

C.   Reporting Requirements.(4)

                 In order to provide the Fund with information to enable it to determine with reasonable assurance whether the Fund's policies are being observed by its access persons:

                 (a) Each person becoming an access person of the Fund, other than a director who is not an "interested person" of the Fund (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holding Report") to the Fund's Compliance Officer showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership.(5) Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

                 (b) Each access person of the Fund, other than a director who is not an "interested person" of the Fund (as defined in the Act), shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Fund's Compliance Officer showing all transactions in "covered securities" in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

                 (c) Each director who is not an "interested person" of the Fund (as defined in the Act) shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Fund. Such report shall be submitted to Legal Counsel for the Fund. No report is required if the director had no direct or indirect influence or control over the transaction.

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          (4) An access person of the Fund who is also an access person of the
     Fund's investment adviser, sub-adviser or principal underwriter, if any, may submit reports required by this Section to such investment adviser, sub-adviser or principal underwriter in lieu of submitting reports under CN Loan Fund, Inc.'s Code of Ethics provided that such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).

          (5) "Beneficial ownership" of a security as used in this Section C is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities. Generally, a person should consider himself the beneficial owner of covered securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrange-men, he obtains from such covered securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.










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                 (d)  Each access person of the Fund, other than a director who is not an "interested person" (as defined in the Act), shall by January 30 of each year submit to the Fund's Compliance Officer a report in the form attached hereto as Exhibit A (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 30 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D.  Preclearance Procedures.

                 Investment personnel of the Fund shall obtain approval from the Fund's Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(6)

E.  Notice to, and Review of, Holding Reports by Access Persons.

                 1. The Fund's Compliance Officer shall notify each access person of the Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

                 2. The Compliance Officer of the Fund or his or her delegate or Legal Counsel for the Fund shall review reports submitted under Section C of this Code within 21 days of submission.

                 3. The Compliance Officer of the Fund will establish and maintain records of access persons of the Fund, other than directors who are not an "interested persons" (as defined in the Act), who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports. Legal Counsel for the Fund will establish and maintain records of directors who are not "interested persons" (as defined in the Act) who are required to make reports under Section C of this Code.

F.  Reports to Directors.

                 1. The Fund's Compliance Officer or Legal Counsel for the Fund shall report to the Board of Directors:

                 (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Fund's Compliance Officer, to the knowledge of Legal Counsel for the Fund, the Fund, or the investment adviser for the Fund, was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;

                 (b) with respect to any transaction or holding not required to be reported to the Board by the operation of subparagraph (a) that the Fund's Compliance Officer or Legal Counsel for the Fund believes nonetheless may evidence a violation of this Code; and

                 (c) any apparent violation of the reporting requirements of Section C of this Code.

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          (6) "Investment personnel of the Fund" means (i) any employee of the
     Fund (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities. "Initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.






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                 2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G.  Approval of Codes and Material Amendments Thereto.

                 1. The Board of Directors of the Fund, including a majority of the independent Directors thereof, shall approve the Codes of Ethics of the Fund and, if any, of the investment adviser to the Fund, of the sub-adviser to the Fund and of the principal underwriter of the Fund. No investment adviser, sub-adviser or principal underwriter of the Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Directors of the Fund, including a majority of the independent Directors thereof. Following initial approval of the Code of Ethics of the investment adviser to the Fund, the sub-adviser to the Fund or the principal underwriter of the Fund, any material change to such Code must be approved by the Board of Directors of the Fund, including a majority of the independent Directors thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Directors of the Fund, including a majority of the independent Directors thereof.

                 2. In approving a Code of Ethics, the Board of Directors shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.  Annual Report

                 The Fund and, if any, the principal underwriter thereof and any investment adviser or sub-adviser to the Fund shall, not less frequently than annually, furnish the Board of Directors of the Fund with a written report that:

                 1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

                 2. certifies that the Fund, principal underwriter, investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.


                 This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Fund's Compliance Officer, any written report hereunder by the Legal Counsel for the Fund, and lists of all persons required to make reports shall be preserved with the Fund's records for the period required by Rule 17j-1.

Adopted: April 11, 2000

                                                         The Board of Directors

                                                         CN Loan Fund, Inc.


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                                                                      Exhibit A

                              CN LOAN FUND, INC.

                                Holding Report


           [ ] Initial Holding Report of ___________, 200__ (date a reporting person became an access person)

           [ ] Annual Holding Report as of ____________, 200__ (date not more than 30 days prior to submission)


To the Compliance Officer of CN Loan Fund, Inc. or Legal Counsel for CN Loan Fund, Inc.:

           As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

                                                           Principal
                                Number              Amount of
           Title                of Shares                  Security

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           As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s):
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           This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                Signature:
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

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                                                                      Exhibit B

                               CN LOAN FUND, INC.

                          Securities Transaction Report

              For the Calendar Quarter Ended:_____________, 200__

To the Compliance Officer of CN Loan Fund, Inc. or Legal Counsel for CN Loan Fund, Inc.:

           During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Fund's Code of Ethics:

Title of                                       No. of Shares and
Security (and                                  Principal Dollar      Nature of      Price at       Broker/Dealer
interest rate and                              Amount of             Transaction    Which          Or Bank
maturity date, if       Date of                Transaction           (Purchase,     Transaction    Through
applicable)             Transaction            (Price)               Sale, Other)   Effected       Whom Effected
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

       During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:


Broker/Dealer or
Bank With Whom                                                          Date the Account
Account Established                                                     Was Established
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

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                       Signature:
     -----------------                               ------------------------